Exhibit 99.1

Broadridge Announces CFO Transition

NEW YORK, June 4, 2024 – Broadridge Financial Solutions, Inc. (NYSE:BR) announced today that Edmund Reese, Chief Financial Officer, will be stepping down from his role, effective June 30, 2024, to become Chief Financial Officer of Aon, a $61 billion market capitalization global professional services firm.

Ashima Ghei, who is currently the Chief Financial Officer of Broadridge’s $4.5 billion revenue Investor Communication Solutions segment, will serve as Interim Chief Financial Officer. Broadridge has initiated a search process for a permanent successor that will include both internal and external candidates.

“I want to thank Edmund for his strong contributions and leadership over the past four years. He has been a valuable partner, and I wish him continued success in his next role,” said Tim Gokey, CEO of Broadridge. “He leaves Broadridge poised to deliver another year of steady and consistent growth, on track to achieve our three-year financial objectives, and financially strong.”

“As CFO of our largest business, Ashima Ghei has played a key role in driving the strong performance of our Investor Communication Solutions segment over the past two years. I look forward to working even more closely with Ashima in her role as Interim CFO,” Mr. Gokey added.

“It has been a privilege to serve as Broadridge’s Chief Financial Officer and contribute to its consistent growth,” said Mr. Reese. “I depart confident that Broadridge is well-positioned to deliver on its three-year financial objectives with a long runway for continued growth.”

Mr. Reese has served as Broadridge’s CFO since 2020, playing a key role in driving Broadridge’s strong financial performance. During his tenure, Broadridge’s market capitalization grew 38% to $24 billion while annualized recurring revenue and Adjusted EPS grew 11% and 12%, respectively, from fiscal year 2020 to fiscal year 2023.

Ms. Ghei has served as the Chief Financial Officer of Broadridge’s Investor Communication Solutions segment since January 2022 and is a member of the company’s Executive Leadership Team.  Prior to joining Broadridge, Ms. Ghei spent 18 years at American Express, where she held a range of increasingly senior roles in Finance and Business strategy, most recently serving as Head of Merchant Pricing for the Americas. She holds an undergraduate degree in Economics from Delhi University and an MBA from Indian Institute of Management Calcutta.

Forward Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, statements about our current fiscal year and about our three-year objectives are forward-looking statements.

These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2023 (the “2023 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2023 Annual Report.

About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with over $6 billion in revenues, provides the critical infrastructure that powers investing, corporate governance, and communications to enable better financial lives. We deliver technology-driven solutions that drive business transformation for banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. Our technology and operations platforms underpin the daily trading of more than $10 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is part of the S&P 500® Index, employing over 14,000 associates in 21 countries.

For more information about us, please visit https://www.broadridge.com

Contact information:
Investors
broadridgeir@broadridge.com

Media
Gregg.rosenberg@broadridge.com